SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW

WILLIAM J. SCHIFINO                                      ONE TAMPA CITY CENTER
FRANK N.  FLEISCHER                                           SUITE 2700
CYNTHIA C.  ELLIS                                      201 NORTH FRANKLIN STREET
                                                         TAMPA, FLORIDA 33602
                                                       TELEPHONE (813) 223-1535
                                                       TELECOPIER (813) 223-3070

                                 June 24, 1997


                                                                     EXHIBIT 5
The Parts Source, Inc.
1751 S. Missouri Avenue
Clearwater, FL 34616

      Re:   Form S-8 Registration

Gentlemen:

      We are acting as counsel for The Parts Source, Inc. a Florida corporation (the "Company"), in connection with the proposed offer by the Company of up to 300,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1996 Incentive and Non-Statutory Stock Option Plan (the "Plan"). Such offering of shares is covered by a prospectus forming a part of the Company's Registration Statement on Form S-8, being filed with the Securities and Exchange Commission. We are rendering this opinion as of the date hereof.

      We have examined, among other things, the Certificate of Incorporation and By-laws, as amended, of the Company, the records of corporate proceedings of the Company which have occurred prior to the date hereof with respect to such offering, the Registration Statement, the Plan and such other documents and representations as we deemed necessary in order to render the opinion expressed herein.

      Based upon the foregoing, it is our opinion that the Shares have been legally authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Plan, and as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

      We hereby consent to the statements with respect to us in connection with the filing of this opinion as an exhibit to the Registration Statement.

                                          Yours truly,

                                          SCHIFINO & FLEISCHER, P.A.



                                          /s/ William J. Schifino
                                          For the Association
WJS/amh